United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported):
June 12, 2019
Fidelity National Financial, Inc.
(Exact name of Registrant as Specified in its Charter)
001-32630
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	16-1725106 (IRS Employer Identification Number)
601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)
(904) 854-8100
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
FNF Common Stock, $0.0001 par value	FNF	New York Stock Exchange
5.50% Notes due September 2022	FNF22	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders
The Fidelity National Financial, Inc. Annual Meeting of Shareholders was held June 12, 2019. As of April 15, 2019, the record date for the Annual Meeting, 274,856,177 shares of common stock of the Company were outstanding and entitled to vote. A quorum of shares of common stock were present or represented at the Annual Meeting. The number of votes cast for, against or withheld, as well as abstentions, if applicable, with respect to each proposal is set out below:
1. Elect three Class II directors to serve until the 2022 Annual Meeting of Shareholders or until their successors are duly elected and qualified or their earlier death, resignation or removal

	FOR	WITHHELD	BROKER NON-VOTES
Richard N. Massey	195,118,058	33,040,263	25,045,369
Daniel D. (Ron) Lane	201,874,735	26,283,586	25,045,369
Cary H. Thompson	195,197,996	32,960,325	25,045,369
Directors whose term of office as a director continued after the meeting are as follows:
Class III (term expires at the 2020 Annual Shareholders Meeting): William P. Foley, II, Douglas K. Ammerman, Thomas M. Hagerty and Peter O. Shea, Jr.
Class I (term expires at the 2021 Annual Shareholders Meeting): Raymond R. Quirk, Heather H. Murren, John D. Rood

2. To approve a non-binding advisory resolution on the compensation paid to our named executive officers

FOR	AGAINST	ABSTAIN	BROKER NON_VOTES
197,103,617	30,761,957	292,747	25,045,369
3. Ratification and appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year

FOR	AGAINST	ABSTAIN
252,552,972	551,270	99,448

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Financial, Inc.
Date:	June 13, 2019	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel, and Corporate Secretary